Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Relmada Therapeutics, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 16th day of December, 2019.

Venrock Healthcare Capital Partners II, L.P.			Venrock Healthcare Capital Partners III, L.P.

By:	VHCP Management II, LLC		By:	VHCP Management III, LLC
Its:	General Partner		Its:	General Partner

By:	/s/ David L. Stepp		By:	/s/ David L. Stepp
	Name:	David L. Stepp		Name:	David L. Stepp
	Its:	Authorized Signatory		Its:	Authorized Signatory

VHCP Co-Investment Holdings II, LLC			VHCP Co-Investment Holdings III, LLC

By:	VHCP Management II, LLC		By:	VHCP Management III, LLC
Its:	Manager		Its:	Manager

By:	/s/ David L. Stepp		By:	/s/ David L. Stepp
	Name:	David L. Stepp		Name:	David L. Stepp
	Its:	Authorized Signatory		Its:	Authorized Signatory

VHCP Management II, LLC			VHCP Management III, LLC

By:	/s/ David L. Stepp		By:	/s/ David L. Stepp
	Name:	David L. Stepp		Name:	David L. Stepp
	Its:	Authorized Signatory		Its:	Authorized Signatory

Nimish Shah			Bong Koh

By:	/s/ David L. Stepp		By:	/s/ David L. Stepp
	David L. Stepp, as attorney-in-fact			David L. Stepp, as attorney-in-fact